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                                                                    Exhibit (10)

                                 JAMES B. CRAVER
                               6 ST. JAMES AVENUE
                                   NINTH FLOOR
                           BOSTON, MASSACHUSETTS 02116
                                  617-423-0800

                                             September 22, 1994

Select Advisors Trust C
318 Broadway
Cincinnati, Ohio 45202

Ladies and Gentlemen:

RE: REGISTRATION OF SHARES OF BENEFICIAL INTEREST UNDER RULE 24F-2 OF THE INVESTMENT COMPANY ACT OF 1940

         This opinion is being furnished in connection with the filing of the registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Securities Act of 1933, as amended (the "1933 Act"), of Select Advisors Trust C, a Massachusetts business trust (the "Trust"), and in conjunction with the registration, pursuant to Rule 24f-2 under the 1940 Act, of an indefinite number of Shares of Beneficial Interest (par value $0.00001 per share) (the "Shares") of the Trust's initial series -- Touchstone Emerging Growth Fund C, Touchstone Income Opportunity Fund C, Touchstone International Equity Fund C, Touchstone Bond Fund C, Touchstone Growth & Income Fund C, Touchstone Balanced Fund C and Touchstone Municipal Bond Fund C -- under the 1933 Act.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts in such Commonwealth. This opinion is limited solely to the Shares as reflected on the audited balance sheets of the Trust dated September 1, 1994. I understand that the foregoing limitation is acceptable to you.

         I have examined copies of the Trust's Declaration of Trust, its By-Laws, resolutions adopted by its Board of Trustees and such other records and documents as I have deemed necessary for purposes of this opinion.

         Based upon the subject of the foregoing, please be advised that it is my opinion that the Trust's Shares are legally issued and (to the extent still outstanding) are fully paid and non assessable, except that, as set forth in the Trust's registration statement as currently in effect filed with the Securities and Exchange Commission pursuant to the 1933 Act, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

                                          Very truly yours,

                                          /s/ James B. Craver
                                          James B. Craver